UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities exchange act of 1934

Date of Report (Date of earliest event reported): December 7, 2018

MYERS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-8524	34-0778636
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1293 South Main Street, Akron, OH	44301
(Address of principal executive offices)	(Zip Code)

(330) 253-5592

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 7, 2018, Buckhorn, Inc. (“Buckhorn”), a subsidiary of Myers Industries, Inc. (the “Company”), was notified by the United States Environmental Protection Agency (the “EPA”) that the EPA approved an Administrative Settlement and Order on Consent For Remedial Investigation/Feasibility Study (the “AOC”) with Buckhorn. The EPA and Buckhorn entered into the AOC regarding the New Idria Mercury Mine Superfund Site (the “Site”) located in San Benito County, California which was acquired by the Company in 1987. The AOC is effective as of November 27, 2018, the date that it was executed by the EPA.

The AOC, including its accompanying Statement of Work, documents the terms, conditions and procedures for Buckhorn’s performance of a remedial investigation and feasibility study (“RI/FS”) at the Site. Mercury mining activities were conducted at the Site from the 1850’s until 1972. In 2011, the EPA listed the Site on the National Priorities List, thereby designating it as a “Superfund” site under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601 et seq. (“CERCLA”). Under the supervision of the EPA and in accordance with requirements of the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. Part 300, and related regulations and requirements, Buckhorn will first perform a “remedial investigation” of the Site. The purpose of this investigation will be to identify the nature and extent of releases of hazardous substances (primarily but not exclusively mercury) to the environment at and emanating from the Site, and to assess the human health and ecological risks associated with those releases. Buckhorn will then prepare a “feasibility study” for remediation of the releases identified in the remedial investigation. The feasibility study will evaluate remedial action alternatives from the standpoints of effectiveness, implementability, and cost, and will be used to inform and guide the EPA in its eventual selection of the remedial action to be implemented at the Site. Implementation of the selected remedial action – i.e., Site cleanup – is outside the scope of the AOC.

Pursuant to CERCLA requirements, the AOC includes provisions for payment by Buckhorn of the EPA’s costs of oversight of the RI/FS, including, in this case, a prepayment in the amount of $175,000. The AOC also includes negotiated provisions for imposition of stipulated penalties for breaches, and for administrative resolution of disputes. Buckhorn must indemnify the United States and procure insurance in connection with its performance of activities at the Site, and must secure its performance of the RI/FS by providing the EPA with “financial assurances,” such as a letter of credit, surety bond, or other instrument, in the amount of $2 million. Conditioned on Buckhorn’s performance of its contractual obligations, the EPA covenants not to sue Buckhorn for performance of the RI/FS or for certain “response costs.” Conversely, Buckhorn covenants not to sue the United States for certain claims relating to the work to be performed and to the Site, but this covenant does not extend to CERCLA contribution claims or certain contractual claims against the United States. The AOC also provides Buckhorn with statutory protection from contribution claims by third parties for matters addressed in the settlement.

As disclosed by the Company in its most recent Report on Form 10-Q for the quarterly period ended September 30, 2018 filed on November 6, 2018, as of September 30, 2018, the Company has a total reserve of $3.4 million related to the Site, of which $0.7 million is classified in Other Current Liabilities and $2.7 million in Other Liabilities on the Condensed Consolidated Statements of Financial Position (Unaudited). It is possible that adjustments to the aforementioned reserves will be necessary to reflect new information as additional information is obtained, including after preparation and EPA approval of the work plan for the RI/FS, which is anticipated to occur in the first half of 2019. Estimates of the Company’s liability are based on current facts, laws, regulations and technology. Estimates of the Company’s environmental liabilities are further subject to uncertainties regarding the nature and extent of Site contamination, the range of remediation alternatives available, evolving remediation standards, imprecise engineering evaluation and cost estimates, the extent of remedial actions that may be required, the extent of oversight by the EPA, the number and financial condition of other potentially responsible parties that may be named, as well as the extent of their responsibility for the remediation, and the availability of insurance coverage for these expenses. At this time, the Company has not accrued for remediation costs in connection with the Site as it is unable to estimate the liability given the circumstances referred to above, including the fact that the final remediation strategy has not yet been determined.

The foregoing description of the AOC is not complete and is qualified in its entirety by reference to the full and complete terms of the AOC, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Safe Harbor Regarding Forward-Looking Statements

This Current Report on Form 8-K, including the exhibit hereto, contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” or variations of these words, or similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Factors that may affect forward-looking statements and the Company’s business generally include, but are not limited to Buckhorn’s ability to complete the RI/FS at the Site to the EPAs satisfaction, or at all, and other factors that the Company is currently unable to identify or quantify, but may exist in the future. Given these factors, as well as other variables that may affect our operating results, you should not rely on any of these forward-looking statements. We expressly disclaim any obligation or intention to provide updates to the forward-looking statements and the estimates and assumptions associated with them. Additional factors that may affect the future results of the Company are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2017 and recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, which are available on the SECs website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Administrative Settlement Agreement and Order on Consent For Remedial Investigation/Feasibility Study, effective November 27, 2018, by and between the United States Environmental Protection Agency and Buckhorn, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc.
By:	/s/ Andrean R. Horton
Andrean R. Horton
Chief Legal Officer and Secretary

Date: December 13, 2018